Exhibit 99.3

ARIAD Announces Follow-up Data from Phase 1 and PACE Trials of Ponatinib in Patients with T315I Mutation in Chronic Myeloid Leukemia

CAMBRIDGE, Mass. & SAN FRANCISCO--(BUSINESS WIRE)--December 9, 2014--ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced safety and efficacy follow-up data on Iclusig® (ponatinib), its approved BCR-ABL inhibitor, in patients with a baseline T315I mutation from its Phase 1 and Phase 2 PACE trials in heavily pretreated patients with resistant or intolerant chronic myeloid leukemia (CML) or Philadelphia chromosome-positive acute lymphoblastic leukemia (Ph+ ALL).

With a median follow-up of three years for CP-CML patients and nine months overall, Iclusig continues to exhibit responses in patients with the T315I mutation, for whom there is no other approved tyrosine kinase inhibitor (TKI) therapy. Among patients with the T315I mutation, major cytogenetic response (MCyR) was achieved by 92 percent (11/12) of chronic phase CML patients (CP-CML) in the Phase 1 trial and 72 percent (46/64) of CP-CML patients in the PACE trial; taken together, the combined MCyR rate for all T315I CP-CML patients was 75 percent. Long-term safety data show that careful benefit-risk evaluations should guide decisions to use and maintain ponatinib therapy, particularly in patients who may be at increased risk for arterial thrombotic events.

These data were featured on Monday December 8, at the 56th Annual Meeting of the American Society of Hematology (ASH) taking place in San Francisco.

“For CML patients with the T315I mutation, there were few treatment options available prior to ponatinib, and prognosis for these patients was poor. Now, with nearly six years of treatment for some patients in these trials, we have longer term data demonstrating that ponatinib continues to evoke responses in these CP-CML patients,” stated Michael J. Mauro, M.D., Leader, Myeloproliferative Neoplasms Programs, at the Memorial Sloan Kettering Cancer Center. “With these follow-up data, overall survival of 78 percent is now estimated at three years for chronic-phase patients with the T315I mutation in these trials.”

Phase 1 and PACE Data in Patients with T315I

The analysis describes the pooled efficacy and safety of ponatinib in patients with a T315I mutation detected at baseline from the ongoing Phase 1 dose-escalation study and Phase 2 PACE trials. The analysis includes 147 patients with a T315I mutation from the Phase 1 (n=19) and PACE (n=128) trials. Half of the 76 CP-CML patients with T315I remain on treatment and 44 (30%) total patients (all disease phases) with T315I remain on treatment in the respective trials. Data presented on these patients are as of September 26, 2014 for the Phase 1 trial and October 6, 2014 for the PACE trial.

  Median follow-up for all T315I patients in this analysis is 8.9 months. The median follow-up for CP-CML patients with T315I (n=76) is three years (maximum follow-up, 70 months).
  In these heavily pre-treated T315I patients, 45 percent of the total patients had received treatment with two prior TKIs, and 40 percent had received three or more prior TKIs. In patients with CP-CML, 46 percent had received two prior TKIs, and 39 percent had three or more prior TKIs.
  For CP patients, responses continue to be observed in T315I patients treated with ponatinib at 3 years. In the combined analysis of these patients from both trials:
    75 percent of all CP-CML patients achieved MCyR, 72 percent achieved a complete cytogenetic response (CCyR), and 61 percent achieved a major molecular response (MMR).
    By Kaplan-Meier estimate, 83 percent of these CP patients were estimated to maintain MCyR at 3 years, and 81 percent were estimated to maintain CCyR at 3 years. The median duration of response has not yet been reached.
    58 percent of advanced phase (AP) CML patients with T315I achieved major hematologic response (MaHR), the end-point for those patients in the trials. Twenty-seven percent of blast phase (BP) CML patients, and 38 percent of Ph+ ALL patients achieved MaHR.
  The probability for overall survival in CP patients with T315I at 36 months is 78 percent and 63 percent for patients with AP-CML.
  The most common treatment-emergent adverse events in T315I patients (all disease phases) were rash (42%), abdominal pain (39%), headache (39%), and nausea (36%). The most common serious treatment-emergent adverse events were neoplasm progression (10%), pneumonia (7%), and acute myocardial infarction (5%).
  Thirty-two percent (n=24) of CP-CML patients with T315I experienced arterial thrombotic events, and 7 percent experienced a venous thrombotic event (VTE). Exposure-adjusted incidences of arterial and venous thrombotic events in patients with the T315I mutation were similar to those observed in the overall patient population.

“Ponatinib is the only TKI approved for patients with the T315I mutation of BCR-ABL, which is a common mutation that is associated with resistance in Philadelphia-positive leukemias,” said Frank G. Haluska, M.D., Ph.D., chief medical officer and senior vice president, clinical R&D at ARIAD Pharmaceuticals. “The combined data from the two ongoing trials of ponatinib show continued, clinically meaningful responses in this difficult-to-treat patient population.”

About Iclusig® (ponatinib) tablets

Iclusig is approved in the U.S., EU, Switzerland and Australia.

In the U.S., Iclusig is a kinase inhibitor indicated for the:

  Treatment of adult patients with T315I-positive chronic myeloid leukemia (chronic phase, accelerated phase, or blast phase) or T315I-positive Philadelphia chromosome positive acute lymphoblastic leukemia (Ph+ ALL).
  Treatment of adult patients with chronic phase, accelerated phase, or blast phase chronic myeloid leukemia or Ph+ ALL for whom no other tyrosine kinase inhibitor (TKI) therapy is indicated.

IMPORTANT SAFETY INFORMATION, INCLUDING THE BOXED WARNING

WARNING: VASCULAR OCCLUSION, HEART FAILURE, and HEPATOTOXICITY

See full prescribing information for complete boxed warning

  Vascular Occlusion: Arterial and venous thrombosis and occlusions have occurred in at least 27% of Iclusig treated patients, including fatal myocardial infarction, stroke, stenosis of large arterial vessels of the brain, severe peripheral vascular disease, and the need for urgent revascularization procedures. Patients with and without cardiovascular risk factors, including patients less than 50 years old, experienced these events. Monitor for evidence of thromboembolism and vascular occlusion. Interrupt or stop Iclusig immediately for vascular occlusion. A benefit risk consideration should guide a decision to restart Iclusig therapy.
  Heart Failure, including fatalities, occurred in 8% of Iclusig-treated patients. Monitor cardiac function. Interrupt or stop Iclusig for new or worsening heart failure.
  Hepatotoxicity, liver failure and death have occurred in Iclusig-treated patients. Monitor hepatic function. Interrupt Iclusig if hepatotoxicity is suspected.

Vascular Occlusion: Arterial and venous thrombosis and occlusions, including fatal myocardial infarction, stroke, stenosis of large arterial vessels of the brain, severe peripheral vascular disease, and the need for urgent revascularization procedures have occurred in at least 27% of Iclusig-treated patients from the phase 1 and phase 2 trials. Iclusig can also cause recurrent or multi-site vascular occlusion. Overall, 20% of Iclusig-treated patients experienced an arterial occlusion and thrombosis event of any grade. Fatal and life-threatening vascular occlusion has occurred within 2 weeks of starting Iclusig treatment and in patients treated with average daily dose intensities as low as 15 mg per day. The median time to onset of the first vascular occlusion event was 5 months. Patients with and without cardiovascular risk factors have experienced vascular occlusion although these events were more frequent with increasing age and in patients with prior history of ischemia, hypertension, diabetes, or hyperlipidemia. Interrupt or stop Iclusig immediately in patients who develop vascular occlusion events.

Heart Failure: Fatal and serious heart failure or left ventricular dysfunction occurred in 5% of Iclusig-treated patients (22/449). Eight percent of patients (35/449) experienced any grade of heart failure or left ventricular dysfunction. Monitor patients for signs or symptoms consistent with heart failure and treat as clinically indicated, including interruption of Iclusig. Consider discontinuation of Iclusig in patients who develop serious heart failure.

Hepatotoxicity: Iclusig can cause hepatotoxicity, including liver failure and death. Fulminant hepatic failure leading to death occurred in an Iclusig-treated patient within one week of starting Iclusig. Two additional fatal cases of acute liver failure also occurred. The fatal cases occurred in patients with blast phase CML (BP-CML) or Philadelphia chromosome positive acute lymphoblastic leukemia (Ph+ ALL). Severe hepatotoxicity occurred in all disease cohorts. Iclusig treatment may result in elevation in ALT, AST, or both. Monitor liver function tests at baseline, then at least monthly or as clinically indicated. Interrupt, reduce or discontinue Iclusig as clinically indicated.

Hypertension: Treatment-emergent hypertension (defined as systolic BP≥140 mm Hg or diastolic BP≥90 mm Hg on at least one occasion) occurred in 67% of patients (300/449). Eight patients treated with Iclusig (2%) experienced treatment-emergent symptomatic hypertension as a serious adverse reaction, including one patient (<1%) with hypertensive crisis. Patients may require urgent clinical intervention for hypertension associated with confusion, headache, chest pain, or shortness of breath. In 131 patients with Stage 1 hypertension at baseline, 61% (80/131) developed Stage 2 hypertension. Monitor and manage blood pressure elevations during Iclusig use and treat hypertension to normalize blood pressure. Interrupt, dose reduce, or stop Iclusig if hypertension is not medically controlled.

Pancreatitis: Clinical pancreatitis occurred in 6% (28/449) of patients (5% Grade 3) treated with Iclusig. Pancreatitis resulted in discontinuation or treatment interruption in 6% of patients (25/449). The incidence of treatment-emergent lipase elevation was 41%. Check serum lipase every 2 weeks for the first 2 months and then monthly thereafter or as clinically indicated. Consider additional serum lipase monitoring in patients with a history of pancreatitis or alcohol abuse. Dose interruption or reduction may be required. In cases where lipase elevations are accompanied by abdominal symptoms, interrupt treatment with Iclusig and evaluate patients for pancreatitis. Do not consider restarting Iclusig until patients have complete resolution of symptoms and lipase levels are less than 1.5 x ULN.

Neuropathy: Peripheral and cranial neuropathy have occurred in Iclusig-treated patients. Overall, 13% (59/449) of Iclusig-treated patients experienced a peripheral neuropathy event of any grade (2%, grade 3/4). In clinical trials, the most common peripheral neuropathies reported were peripheral neuropathy (4%, 18/449), paresthesia (4%, 17/449), hypoesthesia (2%, 11/449), and hyperesthesia (1%, 5/449). Cranial neuropathy developed in 1% (6/449) of Iclusig-treated patients (<1% grade 3/4). Of the patients who developed neuropathy, 31% (20/65) developed neuropathy during the first month of treatment. Monitor patients for symptoms of neuropathy, such as hypoesthesia, hyperesthesia, paresthesia, discomfort, a burning sensation, neuropathic pain or weakness. Consider interrupting Iclusig and evaluate if neuropathy is suspected.

Ocular Toxicity: Serious ocular toxicities leading to blindness or blurred vision have occurred in Iclusig-treated patients. Retinal toxicities including macular edema, retinal vein occlusion, and retinal hemorrhage occurred in 3% of Iclusig-treated patients. Conjunctival or corneal irritation, dry eye, or eye pain occurred in 13% of patients. Visual blurring occurred in 6% of the patients. Other ocular toxicities include cataracts, glaucoma, iritis, iridocyclitis, and ulcerative keratitis. Conduct comprehensive eye exams at baseline and periodically during treatment.

Hemorrhage: Serious bleeding events, including fatalities, occurred in 5% (22/449) of patients treated with Iclusig. Hemorrhagic events occurred in 24% of patients. The incidence of serious bleeding events was higher in patients with accelerated phase CML (AP-CML), BP-CML, and Ph+ ALL. Most hemorrhagic events, but not all occurred in patients with grade 4 thrombocytopenia. Interrupt Iclusig for serious or severe hemorrhage and evaluate.

Fluid Retention: Serious fluid retention events occurred in 3% (13/449) of patients treated with Iclusig. One instance of brain edema was fatal. In total, fluid retention occurred in 23% of the patients. The most common fluid retention events were peripheral edema (16%), pleural effusion (7%), and pericardial effusion (3%). Monitor patients for fluid retention and manage patients as clinically indicated. Interrupt, reduce, or discontinue Iclusig as clinically indicated.

Cardiac Arrhythmias: Symptomatic bradyarrhythmias that led to a requirement for pacemaker implantation occurred in 1% (3/449) of Iclusig-treated patients. Advise patients to report signs and symptoms suggestive of slow heart rate (fainting, dizziness, or chest pain). Supraventricular tachyarrhythmias occurred in 5% (25/449) of Iclusig-treated patients. Atrial fibrillation was the most common supraventricular tachyarrhythmia and occurred in 20 patients. For 13 patients, the event led to hospitalization. Advise patients to report signs and symptoms of rapid heart rate (palpitations, dizziness). Interrupt Iclusig and evaluate.

Myelosuppression: Severe (grade 3 or 4) myelosuppression occurred in 48% (215/449) of patients treated with Iclusig. The incidence of these events was greater in patients with AP-CML, BP-CML and Ph+ ALL than in patients with CP-CML. Obtain complete blood counts every 2 weeks for the first 3 months and then monthly or as clinically indicated, and adjust the dose as recommended.

Tumor Lysis Syndrome: Two patients (<1%) with advanced disease (AP-CML, BP-CML, or Ph+ ALL) treated with Iclusig developed serious tumor lysis syndrome. Hyperuricemia occurred in 7% (30/449) of patients overall; the majority had CP-CML (19 patients). Due to the potential for tumor lysis syndrome in patients with advanced disease, ensure adequate hydration and treat high uric acid levels prior to initiating therapy with Iclusig.

Compromised Wound Healing and Gastrointestinal Perforation: Since Iclusig may compromise wound healing, interrupt Iclusig for at least 1 week prior to major surgery. Serious gastrointestinal perforation (fistula) occurred in one patient 38 days post-cholecystectomy.

Embryo-Fetal Toxicity: Iclusig can cause fetal harm. If Iclusig is used during pregnancy, or if the patient becomes pregnant while taking Iclusig, the patient should be apprised of the potential hazard to the fetus. Advise women to avoid pregnancy while taking Iclusig.

Most common non-hematologic adverse reactions: (≥20%) were hypertension, rash, abdominal pain, fatigue, headache, dry skin, constipation, arthralgia, nausea, and pyrexia. Hematologic adverse reactions included thrombocytopenia, anemia, neutropenia, lymphopenia, and leukopenia.

Please see the full U.S. Prescribing Information for Iclusig, including the Boxed Warning, for additional important safety information.

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts and Lausanne, Switzerland, is an integrated global oncology company focused on transforming the lives of cancer patients with breakthrough medicines. ARIAD is working on new medicines to advance the treatment of various forms of chronic and acute leukemia, lung cancer and other difficult-to-treat cancers. ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

This press release contains “forward-looking statements” including, but not limited to, statements relating to updated clinical data for ponatinib. Forward-looking statements are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, preclinical data and early-stage clinical data that may not be replicated in later-stage clinical studies, the costs associated with our research, development, manufacturing and other activities, the conduct, timing and results of pre-clinical and clinical studies of our product candidates, the adequacy of our capital resources and the availability of additional funding, and other factors detailed in the Company's public filings with the U.S. Securities and Exchange Commission. The information contained in this press release is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

Iclusig® is a registered trademark of ARIAD Pharmaceuticals, Inc.

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